EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

BETWEEN

WORLD HEALTH ALTERNATIVES, INC.

AND

GUERRILLA PARTNERS L.P.

DATED

JANUARY 30, 2004

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of January, 2004, between World Health Alternatives, Inc., a corporation organized and existing under the laws of the State of Florida (“WHAI” or the “Company”), and Guerrilla Partners L.P. (hereinafter referred to as “Investor”).

PRELIMINARY STATEMENT

WHEREAS, the Investor wishes to purchase, upon the terms and subject to the conditions of this Agreement, 100,000 shares of the Common Stock of the Company (each share of Common Stock is referred to herein as a “Share”) for a purchase price of one hundred thousand dollars ($100,000); and

WHEREAS, the parties intend to memorialize the purchase and sale of such Shares;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “1933 Act” means the Securities Act of 1933, as amended.

1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means with respect

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

to a Person that is a corporation the right to the exercise, directly or indirectly, more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Articles”. The Articles of Incorporation of the Company, as the same may be amended from time to time.

1.3.5 “Common Stock” means the shares of common stock of WHAI, par value $0.001 per share.

1.3.6 “Florida Act” means the Florida Business Corporation Act, as amended.

1.3.7 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement; provided, however, that none of the following shall be deemed, in themselves, either alone or in combination, to constitute a Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or shall be a Material Adverse Effect: (i) any change in the market price or trading volume of the Common Stock after the date hereof, (ii) any adverse circumstance, change or effect resulting directly from conditions affecting the industries in which the Company participates in their entirety or the U.S. economy as a whole, (iii) any adverse circumstance, change or effect resulting directly from the announcement or pendency of this Agreement or (iv) any adverse circumstance, change or effect resulting from the taking of any action by the Company that this Agreement or the Registration Rights Agreement requires the Company to take.

1.3.8 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.9 “Purchase Price” means the purchase price for the Shares as set forth in Section 2.2 below.

1.3.10 “Registration Rights Agreement” means that certain Registration Rights Agreement dated the date hereof by and between the Company and the Investor.

1.3.11 “SEC” means the Securities and Exchange Commission.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

ARTICLE II

SALE AND PURCHASE OF WHAI SHARES

2.1 Sale of WHAI Shares. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell, and the Investors agree to purchase, one hundred thousand (100,000) shares of Common Stock (the “Shares”) at a purchase price of $1.00 per share for an aggregate purchase price of one hundred thousand dollars ($100,000) (the “Purchase Price”). Upon execution and delivery of this Agreement, Investor shall pay the aforesaid Purchase Price and, within ten (10) business days after the Company’s receipt of that Purchase Price, the Company shall deliver to the Investor a Certificate representing WHAI Shares, which Certificate shall contain the restrictive legends set forth in Section 5.3 below. Contemporaneous with the execution and deliver of this Agreement, the Company and the Investor shall execute and deliver the Registration Rights Agreement.

2.2 Purchase Price. The Investors shall pay the Purchase Price for the Shares on the date of this Agreement, with payment being made in United States Dollars. Such payment shall be made via wire transfer of the funds to the following account:

PNC BANK

MIRACLE MILE BANKING CENTER

MONROEVILLE, PA 15146

FOR THE BENEFIT OF:

BETTER SOLUTIONS, INC.

ABA #043000096

ACCT #1011-31-7753

2.3 Closing Date. The closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of the Company at 300 Penn Center Boulevard, Suite 201, Pittsburgh, Pennsylvania 15235 at 5:00 P.M. local time on January 30, 2004, or at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

2.4 Further Assurances. Upon request, the Company shall cooperate with the Investors and the Investors shall cooperate with the Company by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WHAI

WHAI represents and warrants to the Investors as of the date hereof as follows:

3.1 Organization and Qualification. WHAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on WHAI and its subsidiaries taken as a whole.

3.2 Articles of Incorporation and By-Laws. Complete copies of WHAI’s Articles and By-Laws, as amended or restated to date, have been filed with the SEC.

3.3 Authority. WHAI has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Registration Rights Agreement by WHAI and the consummation by WHAI of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WHAI and no other corporate proceedings on the part of WHAI is necessary to authorize this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by WHAI and constitute valid and binding obligations of WHAI, enforceable against WHAI in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or other similar laws relating to, affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principals of general application.

3.4 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the Registration Rights Agreement by WHAI do not, and the performance by WHAI of its obligations hereunder and thereunder will not: (i) conflict with or violate the Articles or By-Laws of WHAI; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to WHAI; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of WHAI pursuant to, any note, bond, mortgage, indenture, contract,

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

agreement, lease, license, permit, franchise or other instrument or obligation to which WHAI is a party or by which WHAI or any of its properties or assets is bound, except in each of the cases of (i) through (iii) for any violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect on WHAI. WHAI is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of WHAI’s obligations under this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof, except for any consents, authorizations, orders, filings or registrations the absence of which would not, in the aggregate, have a Material Adverse Effect on WHAI or which are required pursuant to applicable federal or state securities laws.

3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WHAI.

3.6 Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article IV, the sale of the Shares will be exempt from the registration requirements of Section 5 of the 1933 Act and/or any applicable state securities law. The Company is issuing the Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933, and/or Section 4(2) of the 1933 Act.

3.7 Administrative Notice. Shares of the Company’s Common Stock are registered pursuant to the 1934 Act and are listed and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, from the National Association of Securities Dealers, Inc. (the “NASD”) stating that WHAI has failed to comply with any listing standards of the OTC Bulletin Board Market.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

4.1 Organization and Standing of the Investor. Where the Investor is a corporation, such Investor is duly incorporated, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. If an entity, the Investor was not formed for the purpose of investing solely in the Shares that are the subject of this Agreement.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

4.2 Authorization and Power. The Investor has the requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Investor where appropriate, and no other corporate proceedings on the part of the Investor, where appropriate, is necessary to authorize this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and constitutes valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or other similar laws relating to, affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principals of general application.

4.3 No Conflicts. The execution and performance of this Agreement and the Registration Rights Agreement by the Investor do not, and the performance by the Investor of its obligations hereunder and thereunder will not, (i) conflict with or violate such Investor’s charter documents or bylaws, where applicable; (ii) conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to the Investor; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, or require any payment under, any note, bond, mortgage, indenture, contract, agreement, lease license, permit, franchise or other instrument or obligation to which the Investor is a party or by which the Investor or any of its properties or assets is bound, except, in each of cases (i) through (iii), for any violations, conflicts, breaches, defaults, terminations or accelerations that would not, in the aggregate, have a Material Adverse Effect on the Investor. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

4.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to any information it has deemed necessary or appropriate to conduct its due diligence investigation of the Company. The Investor is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and is capable of bearing the entire loss of its investment in the Shares.

4.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

(6); (ii) experienced in making investments of the kind described in this Agreement and the related documents; (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents; and (iv) able to afford the entire loss of its investment in the Shares.

4.6 Investment Intent. The Investor is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the 1933 Act. The Investor understands that its acquisition of the Shares has not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Investor’s investment intent as expressed herein. The Investor shall not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the terms of this Agreement and the registration requirements of the 1933 Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

4.7 No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investors.

4.9 No Short Sales. Prior to the Closing Date, neither the Investor nor any of the Investor’s Affiliates will be in a net short position with regard to the Common Stock in any accounts directly or indirectly controlled by the Investor.

4.10 Knowledge of Company. The Investor and its advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

4.11 Risk Factors. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares. The Investor warrants that it is able to bear the complete loss of the investment in the Shares.

4.12 Voting Agreements. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE V

COVENANTS OF THE INVESTOR

5.1 Compliance with Law. The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

5.2 Transfer Restrictions. The Investor acknowledges that (1) the Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

5.3 Restrictive Legend. The Investor acknowledges and agrees that, if and until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares shall bear the following restrictive legends:

(i) “THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE INVESTORS SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT THE SHARES OF COMMON STOCK TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.”

(ii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

The certificates representing the Common Stock shall be subject to a stop transfer order with WHAI’s transfer agent that restricts the transfer of such shares or warrants except in compliance herewith.

ARTICLE VI

GENERAL PROVISIONS

6.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorneys’ fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

6.2 Indemnification.

6.2.1 Investor agrees to defend and hold the Company and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement. The Company agrees to defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

6.2.2 All claims for indemnification under this Section not made within 12 months following the date of this Agreement shall be considered null and void.

6.2.3 Neither the Investor nor the Company shall be required to make any indemnification payments pursuant to this Section 6.2 unless and until the claims asserted against such party exceed $20,000 after which such parties shall be entitled to recover for damages in excess of such amount.

6.2.4 The maximum liability of the Investors, on the one hand, and the Company, on the other, shall be the Purchase Price.

6.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after being mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to WHAI:

WORLD HEALTH ALTERNATIVES, INC.

300 Penn Center Boulevard, Suite 201,

Pittsburgh, Pennsylvania 15235

ATTN: Richard E. McDonald

If to the Investors:

GUERRILLA PARTNERS L.P.

237 Park Avenue, 9th Floor

New York, New York 10017

ATTN: Peter Siris

6.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

6.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge that the terms of the Agreement were negotiated and that each party contributed equally to the Agreement’s preparation.

6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of law.

6.10 Jurisdiction. If any action, claim, counterclaim, or other demand relating to the transactions and obligations set forth in this Agreement is asserted by, among or against the Company and/or the Investors, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury and that exclusive jurisdiction and venue for any such action shall be in a court situated in Allegheny County, Pennsylvania.

6.11 Regulatory Filings. Each Investor shall, upon the Company’s request, reasonably assist and cooperate with the Company in the preparation of all regulatory filings relating to this Agreement, including without limitation filings with the SEC.

6.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

6.13 Third Parties. Except as disclosed in this Agreement, nothing herein, whether express or implied, is intended to confer any rights or remedies on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

6.14 No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or term herein.

6.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.

IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date written below.

WORLD HEALTH ALTERNATIVES, INC.	Date: January 30, 2004

/s/ RICHARD E. MCDONALD
By: Richard E. McDonald
Title: President

GUERRILLA PARTNERS L.P.

/s/ PETER SIRIS
Print Name: Peter Siris
Title: Managing Director

STOCK PURCHASE AGREEMENT BETWEEN

WORLD HEALTH ALTERNATIVES, INC. AND GUERRILLA PARTNERS L.P.